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                                                                    Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of September 23, 2005, is entered into between WLR RECOVERY FUND III, L.P., a Delaware limited partnership (the "Purchaser"), with an address of 600 Lexington Avenue, New York, New York 10022, and ZAPATA CORPORATION, a Nevada corporation (the "Selling Stockholder"), with an address of 100 Meridian Centre, Suite 350, Rochester, New York 14618.

WHEREAS, the Purchaser is prepared to purchase from the Selling Stockholder and the Selling Stockholder is prepared to sell to the Purchaser the Selling Stockholder's shares of capital stock of Safety Components International, Inc., a Delaware corporation ("Safety Components") whose shares trade on the OTC Bulletin Board under the symbol "SAFY", on the terms and conditions herein;

NOW THEREFORE, the parties hereto agree as follows:

1.    PURCHASE AND SALE OF SECURITIES; CLOSING; ESCROW.

      (a) Subject to the terms and conditions herein, the Selling Stockholder shall sell to the Purchaser, and the Purchaser shall purchase from the Selling Stockholder at the Closing (defined below), 4,162,394 shares (the "Purchased Shares") of the common stock, par value $0.01 per share ("Common Stock"), of Safety Components free and clear of all security interests, liens or encumbrances other than those imposed by the applicable securities laws. In consideration for the Purchased Shares, at Closing, the Purchaser shall pay the Selling Stockholder a purchase price in immediately available funds of U.S. $12.30 per share, or U.S. $51,197,446 in the aggregate (the "Purchase Price"). The sale, assignment and transfer of the Purchased Shares will be made without recourse, representation or warranty of any kind by the Selling Stockholder, express or implied, except as expressly set forth herein.

      (b) All dividends or distributions (whether in cash, property, securities, rights or otherwise) declared or paid with respect to the Purchased Shares after the date hereof and prior to Closing (the "Distributions") shall be payable to the Purchaser at the Closing concurrently with the transfer of the Purchased Shares together with all accrued interest thereon while held in escrow. All interest accrued on the Purchase Price while held in escrow (the "Accrued Interest") as required by the terms hereof shall be paid to the Selling Stockholder at the Closing concurrently with the payment of the Purchase Price to the Selling Stockholder. At the Closing, the Selling Stockholder shall make a payment to the Purchaser equal to the interest accrued on the amount borrowed by the Purchaser solely to fund the deposit of the Purchase Price for up to the first eight days after the initial deposit thereof with the Escrow Agent (such eight-day period, the "Maximum Borrowing Period") at an interest rate not to exceed the One Month LIBOR rate plus one hundred basis points based on a 365 day year (the "Borrowing Factor Payment"). One Month LIBOR Rate means the rate per annum equal to the one-month London interbank offered rate for United States dollars, as of the date hereof, as reflected in the "Money Rates" section of The Wall Street Journal. At the Closing, the Purchaser shall provide the Selling Stockholder with a written statement of the amount of the Borrowing Factor Payment and the supporting calculation therefor.

      (c) If a stock split, stock dividend or reclassification occurs prior to the Closing, then the number of shares which constitutes the Purchased Shares and the Purchase Price shall be appropriately and equitably adjusted so as to maintain the proportionate number of Purchased Shares without changing the aggregate Purchase Price.

      (d) Upon the execution hereof or within one business day thereafter (or such later date as the parties may agree in writing), the Purchaser, the Selling Stockholder and CitiBank, N.A. (the "Escrow Agent") shall enter into an escrow agreement, substantially in the form attached hereto as EXHIBIT A, with such changes thereto as may be reasonably required by the Escrow Agent consistent with the terms hereof as a condition to the execution thereof (the "Escrow Agreement"). Upon

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            execution of the Escrow Agreement (or such later date or time as the parties may agree in writing), (i) the Selling Stockholder shall deliver to the Escrow Agent the stock certificate it holds in definitive form which represents the Purchased Shares, together with a stock power duly endorsed in blank, and (ii) the Purchaser shall deliver to the Escrow Agent, by wire transfer to the account designated by the Escrow Agent in writing to the Purchaser the amount of the full Purchase Price. During the term of this Agreement, the Selling Stockholder shall also deliver to the Escrow Agent any Distributions it receives. Upon receipt thereof, the Escrow Agent shall hold, invest and disburse the certificate representing the Purchased Shares, any Distributions, the Purchase Price and other Escrowed Property (as defined in the Escrow Agreement) in accordance with the terms and provisions of the Escrow Agreement. At all times prior to the Closing, the Purchaser shall have no rights as a stockholder in Safety Components with respect to the Purchased Shares by virtue of this Agreement or otherwise, and all such rights, including the right to vote the Purchased Shares, shall remain with the Selling Stockholder.

      (e) Upon the conditions set forth in Sections 6(a)(ii), 6(a)(iii), 6(a)(iv), 6(b)(ii), 6(b)(iii), 6(b)(iv) and 6(b)(v) herein being satisfied, either the Purchaser or the Selling Stockholder may execute and deliver to the Escrow Agent the Closing Notice referred to in Section 4(b) of the Escrow Agreement (with a copy to the other party) authorizing the Closing deliveries provided for herein. If a party to this Agreement receives a copy of a Closing Notice, it may at any time within three (3) business days thereafter give a Closing Notice Objection (as defined in the Escrow Agreement) to the Escrow Agent (with a copy to the other party) if any of its conditions precedent under Section 6 hereof to its obligation to consummate the transactions contemplated hereby have not been satisfied as of such time.

2. CLOSING. The transfer of the Purchased Shares, together with any Distributions (including any earnings thereon while held in escrow) and payment of the Purchase Price, the Accrued Interest and the Borrowing Factor Payment (the "Closing") will occur no later than 10:00 a.m. New York time on the fourth business day (or the next business day thereafter if it is a legal holiday) after the conditions set forth in Section 6 have been satisfied or waived by the party entitled to the benefit thereof. The Closing shall take place at the offices of Woods Oviatt Gilman LLP, Rochester, New York, or at such other time or location as the parties shall mutually agree. At the Closing (i) the Selling Stockholder shall instruct the Escrow Agent to deliver to the Purchaser the stock certificate it holds in definitive form which represents the Purchased Shares, together with a stock power duly endorsed in blank, and any Distributions (including any earnings thereon while held in escrow) and
      (ii) the Purchaser shall instruct the Escrow Agent to deliver to the Selling Stockholder, by wire transfer to an account designated by the Selling Stockholder in writing to the Purchaser and the Escrow Agent (not less than two days prior to the Closing) the amount of the full Purchase Price together with the Accrued Interest. The time and date of such payment and delivery referred to in this Agreement as the "Closing Date."

3. REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to the Purchaser as follows:

      (a) the Selling Stockholder is a corporation validly existing and in good standing under the laws of Nevada and has all the requisite power and authority to execute and deliver this Agreement and the Escrow Agreement (the "Transaction Agreements") and, subject to the Vote, to carry out all the terms and provisions hereof and thereof to be carried out by it;

      (b) Safety Components is a corporation validly existing and in good standing under the laws of Delaware;

      (c) the execution and delivery of the Transaction Agreements by the Selling Stockholder and the performance of the Selling Stockholder's obligations hereunder and thereunder have been duly authorized by all necessary corporate action;

      (d) the Transaction Agreements have been duly executed and delivered by the Selling Stockholder and constitute the valid and binding obligations of the Selling Stockholder;

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      (e)   the Selling Stockholder owns of record and beneficially all of the
            Purchased Shares free and clear of all security interests, liens and encumbrances (except for any restrictions which may apply under applicable securities laws), and there are no stockholders agreements, voting agreements or proxies to which the Purchased Shares are subject;

      (f) there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which the Selling Stockholder is a party or by which it is bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities of Safety Components or securities or rights convertible into or exchangeable for such shares or other equity securities of Safety Components;

      (g) other than the Purchased Shares, the Selling Stockholder is not the beneficiary of any options, warrants, rights to acquire or subscribe to, or calls or commitments for, any shares of any class of capital stock or other equity securities of Safety Components ("Safety Components Securities");

      (h) the Purchased Shares represent all of the Safety Components Securities owned by the Selling Stockholder on the date hereof;

      (i) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of either of the Selling Stockholder or Safety Components, (ii) to the knowledge of the Selling Stockholder, result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any security interests, liens or encumbrances upon any of the properties or assets of either the Selling Stockholder or Safety Components under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to either of the Selling Stockholder or Safety Components or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, to the knowledge of the Selling Stockholder, conflict with or violate any judgment, order, decree, law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by any federal, state or local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") applicable to the Selling Stockholder or Safety Components or their respective properties or assets, other than, in the case of clauses (ii) and
            (iii), any such conflicts, breaches, violations, defaults, rights, losses, security interests, liens or encumbrances that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on the Selling Stockholder or Safety Components and that would not prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or any third party is required by the Selling Stockholder or, to the Selling Stockholder's knowledge, Safety Components in connection with the execution and delivery of this Agreement by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated hereby, except for: (i) the filing with the Commission (as defined herein) of (A) an information statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")and (B) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the Vote (as defined herein) and (iii) the filing of a premerger notification and report form by the Selling Stockholder under the HSR Act (as defined herein); and

      (j) following the Closing, (i) the payments due to the Selling Stockholder from Safety Components under the Tax Sharing and Indemnity Agreement, dated as of March 19, 2004, by and between the Selling Stockholder and Safety Components shall not exceed $450,000 and (ii) to the

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            knowledge of the Selling Stockholder, Safety Components shall have no obligation after the Closing Date to make any other payments to the Selling Stockholder pursuant to any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents, warrants and acknowledges to the Selling Stockholder as follows:

      (a) the Purchaser is a limited partnership validly existing and in good standing under the laws of the State of Delaware and has all the requisite power and authority to execute and deliver the Transaction Agreements and to carry out all the terms and provisions thereof to be carried out by it;

      (b) the execution, delivery and performance of the Transaction Agreements by the Purchaser has been duly authorized by all necessary action;

      (c) the Transaction Agreements have been duly executed and delivered by the Purchaser and constitute the valid and binding obligations of the Purchaser enforceable in accordance with its terms;

      (d) the Purchaser has been advised that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state blue sky laws and that the certificate evidencing the Purchased Shares will be legended accordingly;

      (e)   the Purchaser is acquiring the Purchased Shares for its own account;

      (f) the Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares;

      (g) the Purchaser is aware that the Purchased Shares may not be sold unless such Purchased Shares are registered pursuant to the Act and state securities laws or qualify for an exemption from such registration; and

      (h) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with the partnership agreement (or comparable organizational documents) of the Purchaser, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any security interests, liens or encumbrances upon any of the properties or assets of the Purchaser under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization by which the Purchaser is bound or (iii) conflict with or violate any judgment, order, decree, law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by any Governmental Entity on the Purchaser or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses, security interests, liens or encumbrances that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated by this Agreement; and

      (i) notwithstanding anything herein or elsewhere to the contrary, except as expressly set forth herein, the Selling Stockholder makes no representation or warranty of any kind in connection with, and shall have no responsibility with respect to, the financial statements, financial condition, financial performance, future prospects or plans or any other aspect of Safety Components (collectively, "Safety Components Information") or the Purchased Shares; the Purchaser has independently, and without reliance on the Selling Stockholder, reviewed such documents and

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            information as it has deemed appropriate (including the publicly available registration statements, reports and documents relating to Safety Components filed with the Commission (as defined herein) or non-public documents which have been made available to it by Safety Components), and made its own financial analysis and decision to enter into this Agreement and to purchase the Purchased Shares in accordance with the terms hereof.

5.    COVENANTS OF THE PARTIES.

      (a)   Efforts and Actions to Cause Closing to Occur; HSR Act.

            (i) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or any Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity or other person required to be obtained prior to Closing.

            (ii) Within 10 business days following the execution of this Agreement, the Purchaser and the Selling Stockholder shall both file with the Federal Trade Commission and the Department of Justice the notification and report form required of them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), for the consummation of the transactions contemplated by this Agreement. The Purchaser and the Selling Stockholder shall both promptly submit any additional materials that may be reasonably requested by governmental officials in connection therewith pursuant to the HSR Act and exercise best efforts to obtain early termination of the waiting period, and otherwise obtain prompt clearance, under the HSR Act. Each of the Purchaser and the Selling Stockholder shall give the other reasonably prompt notice of any communication with, and any proposed understanding, undertaking or agreement with, any governmental authority regarding any such filings or any such transaction. Neither the Purchaser nor the Selling Stockholder, shall independently participate in any meeting, or engage in any substantive conversation, with any governmental authority in respect of any such filings, investigation or other inquiry without giving the other prior notice (if practicable) of the meeting and discussing with the Purchaser or the Selling Stockholder. The Purchaser and the Selling Stockholder shall promptly notify the Escrow Agent (with a copy to the other party) immediately upon the expiration or earlier termination of the waiting period under the HSR Act. The Purchaser and the Selling Stockholder shall share equally the filing fees by the parties pursuant to the HSR Act.

            (iii) Notwithstanding the foregoing or any other covenant herein contained, nothing in this Agreement shall be deemed to require the Purchaser to divest or hold separate any assets or agree to limit its normal and regular operations after the Closing. To the knowledge of the Purchaser, there is not any aspect of its businesses that may require any such action on its part that would reasonably be expected to be imposed by any Governmental Authority as a condition to the expiration or termination of the waiting period under or clearance under the HSR Act.

      (b) Notification of Certain Matters. The parties hereto shall give notice to the other party promptly after becoming aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the

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            date hereof to the Closing Date or (B) any condition set forth in
            Section 6 to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of such party or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that
            (x) the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice and (y) the failure to give such notice shall not be required from and after the time the party to whom such notice is to be given has actual knowledge of the information required to be included in such notice. If a party hereto shall give notice to the other party hereto that a representation or warranty of such other party contained in this Agreement is untrue or inaccurate in any material respect, then such other party shall have 15 days following its receipt of such notice to investigate and, if applicable, cure such untrue or inaccurate representation or warranty.

      (c)   Stockholder Approval.

            (i) Within 10 days following the execution and delivery of this Agreement, the Selling Stockholder shall prepare and file with the Securities and Exchange Commission (the "Commission") an information statement (together with any amendment or supplement thereto, the "Information Statement") to be used in connection with the consent of the stockholders of the Selling Stockholder, and shall promptly use its commercially reasonable best efforts to respond to the comments of the Commission, if any, in connection therewith and to furnish all information required in the Information Statement. The Selling Stockholder shall cause the definitive Information Statement to be mailed promptly to the stockholders of the Selling Stockholder, and, if necessary under the Exchange Act, after the definitive Information Statement shall have been so mailed, to promptly circulate amended, supplemental or supplemented materials thereto.

            (ii) The Selling Stockholder shall, in accordance with applicable law, seek the written consent of the stockholders of the Selling Stockholder as promptly as practicable following the mailing of the definitive Information Statement, for the purpose of voting upon or consenting to (as applicable) the sale of the Purchased Shares on the terms and conditions herein. The Selling Stockholder shall take all commercially reasonable actions to secure the vote or consent of stockholders required by applicable law and by the Certificate of Incorporation or the By-laws of the Selling Stockholder to approve the sale of the Purchased Shares (the "Vote"). The Selling Stockholder shall notify in writing the Purchaser upon the stockholders of the Selling Stockholder approving the sale of the Purchased Shares pursuant to the terms hereof.

      (d) Election of Purchaser's Representatives to Safety Components Board of Directors. Promptly after the execution and delivery of this Agreement, the Purchaser shall provide Safety Components with the names of the representatives to be elected to the Safety Components Board of Directors and such information as Safety Components may require in order to have such representatives elected to its Board of Directors and to comply prior to Closing with Section 14(f) of the Exchange Act. Immediately following the Closing, until the Purchased Shares are issued in the name of the Purchaser, the Selling Stockholder shall vote the Purchased Shares in the manner required to cause the representatives so designated by the Purchaser to constitute the majority of the directors on the Board of Directors of Safety Components (exclusive of the Selling Stockholders' representatives on the Board of Directors of Safety Components). Promptly following the issuance of a new stock certificate issued in the name of the Purchaser representing the Purchased Shares transferred pursuant to this Agreement to the Purchaser, any remaining representatives of the Selling Stockholder who shall be on the Board of Directors of Safety Components shall resign from such position.

      (e) Completion of Actions. On or before December 31, 2005, each party hereto shall have performed all covenants required to be performed by it under this Agreement or the other Transaction Agreements other than (i) those covenants hereunder or thereunder that are required to
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      be performed or that are only capable of being performed by it on or following the Closing Date in accordance with the terms hereof or thereof and (ii) any action required to be performed by it under Section 5.2(a)(ii) following the initial filing of its notification and report form within the 10-business day period specified thereunder. Notwithstanding the immediately preceding sentence, with respect to the Selling Stockholder's obligation under Section 5(c), (A) if the Selling Stockholder shall not have procured the Vote pursuant to such Section 5(c) prior to December 31, 2005 and (B) the Selling Stockholder's failure to procure the Vote by such date is attributable to the Selling Stockholder's inability to resolve, in good faith, to the Commission's satisfaction any comments pertaining to its review of the Information Statement within 30 days following notice (whether orally or in writing) by the Commission to the Selling Stockholder of its intention to provide comments on the Information Statement, then, for each additional day beyond the aforementioned 30-day period that is required to resolve any such comments, the Selling Stockholder shall be granted hereunder one additional day following the date of December 31, 2005 to mail, if necessary, the Definitive Information Statement and to procure the Vote. For purposes of the immediately foregoing sentence, the Selling Stockholder will be obligated hereunder to diligently inquire with the Commission to determine whether the Commission will furnish comments with respect to the Information Statement.

6.    CLOSING CONDITIONS.

      (a) Conditions to Selling Stockholder's Obligations. The obligation of the Selling Stockholder to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions or waiver thereof by the Selling Stockholder:

            (i) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser shall be true and accurate as of the Closing in all material respects.

            (ii) Approval of Selling Stockholder's Stockholders. The sale of the Purchased Shares by the Selling Stockholder to the Purchaser pursuant to the terms of this Agreement shall have been approved by holders of a majority of the outstanding shares of common stock of the Selling Stockholder entitled to vote thereon in accordance with applicable law, and the Selling Stockholder's Certificate of Incorporation and By-laws.

            (iii) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the sale of Purchased Shares shall be in effect.

            (iv) HSR Act. All waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall have expired or terminated.

      (b) Conditions to Purchaser's Obligations. The obligation of the Purchaser to consummate the transactions contemplated hereunder is subject to the satisfaction of the following conditions or waiver thereof by the Purchaser:

            (i) Accuracy of Representations and Warranties. The representations and warranties of the Selling Stockholder shall be true and accurate as of the Closing in all material respects.

            (ii) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Entity, and no other legal restraint or prohibition preventing the consummation of the sale of Purchased Shares shall be in effect.

            (iii) Stockholder Vote. The Selling Stockholder shall have procured the Vote and delivered written notice thereof to the Purchaser prior to the Closing.

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            (iv)  Opinion of Selling Stockholder's Counsel. The Selling
                  Stockholder shall have delivered to the Purchaser a legal opinion of counsel, addressed to the Purchaser, dated the Closing Date and in a form and in substance customary for transactions of this type, to the effect that , subject to the assumptions and qualifications and limitations included therein, the execution, delivery and performance by the Selling Stockholder of the Transaction Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and stockholder action and no other action on the part of the Selling Stockholder is necessary to authorize the execution and delivery by the Selling Stockholder of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

            (v) HSR Act. All waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall have expired or terminated.

7.    TERMINATION.

      (a) This Agreement may be terminated by either party hereto upon written notice to the other party if (i) the covenant set forth in Section 5(e) shall not have been fulfilled by the date specified therein or
            (ii) the waiting periods under the HSR Act with respect to the filings made under Section 5(a)(ii) hereof shall not have expired or terminated on or before June 30, 2006 (the "Outside Date"), or such later date as may have been agreed upon in writing by the parties hereto; provided, however, that no such right of termination shall be exercisable by a party if the nonfulfillment of such Section 5(e) or the non-expiration or non-termination of the waiting periods under the HSR Act (as applicable) is due to such party's noncompliance with or breach of the covenants to be performed by it under this Agreement. Upon written notice of termination, either party may give the Escrow Agent the Termination Notice provided for in the Escrow Agreement. If a party receives a Termination Notice, it may at any time within 10 days thereafter give the Escrow Agent a Termination Objection Notice stating that it disputes the right of the party giving the Termination Notice to terminate this Agreement or if it has a claim against the terminating party for material breach of this Agreement.

      (b) If (i) this Agreement is terminated by the Purchaser in accordance with its terms solely by reason of (A) the nonfulfillment of Section 5(e) or (B) the Vote not having been obtained by the Outside Date,
            (ii) in the case of the foregoing clause (B), all other conditions to the Closing have been fulfilled or waived by the party intended to benefit therefrom, and (iii) the nonfulfillment of such Section 5(e) or the failure of such Vote condition (as applicable) is not the result of a breach by the Purchaser of this Agreement, then, the Selling Stockholder shall promptly following termination of this Agreement pay to the Purchaser a break-up fee in the amount of Two Million Dollars (US$2,000,000) (the "Break-Up Fee") and reimburse the Purchaser for (i) the actual documented out-of-pocket expenses incurred by the Purchaser in negotiating and executing the Transactions Agreements and performing or consummating the transactions contemplated hereby up to a maximum of Five Hundred Thousand Dollars ($500,000) (the "Expense Payment") and (ii) the Borrowing Payment Factor, together with interest thereon computed at the One Month LIBOR Rate for the period commencing on the date immediately following the Maximum Borrowing Period and ending on the termination date of this Agreement.

      (c) Upon termination of this Agreement, neither party hereto shall have any liability or obligation under this Agreement except to the extent a party has breached its representations, warranties, covenants or agreements hereunder (and not cured such breach prior to termination of this Agreement) or to the extent that the Break-Up Fee, the Expense Payment or the amount required to be paid under clause (ii) of Section 7(b) are due by the terms hereof.

8. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES, ETC. All provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns. No other parties shall have any rights under or be entitled to enforce this Agreement.

9. EXPENSES. Except as otherwise provided herein, the parties hereto shall bear their own expenses incurred in connection with this Agreement and the sale and purchase of Purchased Shares, including, without limitation, all fees of their respective legal counsel, investment advisors and accountants.

10. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be communicated in writing, mailed by first class mail delivered by hand, at the addresses (or to such other address for a party as such party may specify by written notice given pursuant hereto) first set forth in the beginning of this Agreement, in the case of the Selling Stockholder, to the attention of the President & Chief Executive Officer, with a copy to the Vice President-Finance and in the case of the Purchaser, to the attention of David H. Storper.

11. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement and no consent to any departure by a party from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

12. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission.

13. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements, contains the entire agreement between the Purchaser and the Selling Stockholder with respect to the subject matter hereof. There are no other agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof.

14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without reference to conflicts of law principles.

                          SIGNATURES ON FOLLOWING PAGE

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                             WLR RECOVERY FUND III, L.P.

                                  By:   WLR Recovery Associates, III
                                        LLC, as its General Partner

                                  By: /s/ David H. Storper
                                      --------------------
                                      David H. Storper
                                      Principal Member

                             ZAPATA CORPORATION

                             By: /s/  Leonard DiSalvo
                                 --------------------
                             Name: Leonard DiSalvo
                             Title:  CFO

                             Witness: /s/ Gregory W. Gribben
                                      ----------------------

                           AMENDMENT NO. 1 AND JOINDER

      This AMENDMENT NO. 1 AND JOINDER, dated as of September 26, 2005 (this "Amendment"), by and among WLR RECOVERY FUND II, L.P., a Delaware limited partnership (the "Fund II"), WLR RECOVERY FUND III, L.P., a Delaware limited partnership (the "Fund III"), and ZAPATA CORPORATION, a Delaware corporation (the "Selling Stockholder"), to the Stock Purchase Agreement, dated as of September 23, 2005 (the "Stock Purchase Agreement"), between Fund III and the Selling Stockholder.

                                   WITNESSETH:

      WHEREAS, Fund III and the Selling Stockholder have executed and delivered the Stock Purchase Agreement;

      WHEREAS, Fund III has advised the Selling Stockholder that it is required under applicable agreements to permit Fund II to participate in the purchase of the Purchased Shares;

      WHEREAS, Section 11 of the Stock Purchase Agreement provides that no amendment, modification, termination or waiver of any provision of the Stock Purchase Agreement shall be effective unless it shall be in writing and signed and delivered by the other party;

      WHEREAS, Fund III and the Selling Stockholder have agreed to amend the Stock Purchase Agreement to provide that Fund II shall become a party thereto;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. DEFINITIONS. CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION ARE USED AS DEFINED IN THE STOCK PURCHASE AGREEMENT, UNLESS OTHERWISE INDICATED HEREIN.

2. Amendments to Stock Purchase Agreement.

      (a) THE STOCK PURCHASE AGREEMENT IS HEREBY AMENDED TO PROVIDE THAT REFERENCES THEREIN TO THE TERM "PURCHASER" SHALL BE REFERENCES TO BOTH FUND II AND FUND III.

      (b) SECTION 1(a) IS HEREBY AMENDED TO READ AS FOLLOWS:

      "Subject to the terms and conditions herein, the Selling Stockholder shall sell to Fund II and Fund III, and Fund II and Fund III shall each purchase from the Selling Stockholder at the Closing (defined below), 241,419 and 3,920,975 shares (the "Purchased Shares"), respectively, of the common stock, par value $0.01 per share ("Common Stock"), of Safety Components, free and clear of all security interests, liens or encumbrances other than those imposed by the applicable securities laws. In consideration for the Purchased Shares, at Closing, the Purchaser shall pay the Selling Stockholder a purchase price in immediately available funds of U.S. $12.30 per share, or U.S. $51,197,446 in the aggregate (the "Purchase Price"). The sale, assignment and transfer of the Purchased Shares will be made without recourse, representation or warranty of any kind by the Selling Stockholder, express or implied, except as expressly set forth herein."

3. Joinder. In consideration of this Amendment, Fund II hereby agrees to become a party to the Stock Purchase Agreement, as amended by this Amendment, and shall severally be fully bound by and subject to all of the covenants, terms and provisions of each such agreement as a "Purchaser," and as though an original party thereto. The undersigned, as of the date hereof, hereby severally makes the same representations and warranties made by Fund III in the Stock Purchase Agreement.

4. Miscellaneous. Except as expressly amended and modified hereby, the Stock Purchase Agreement is hereby ratified and reaffirmed in all respects and all the terms and provisions thereof shall be and remain in full force and effect. The section and other headings in this Amendment are inserted solely as a matter of convenience and for reference, are not a part of this Amendment, and shall not be deemed to affect the meaning or interpretation of this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature transmitted to any other party by electronic transmission. The parties shall be bound by a facsimile signature once transmitted to another party. The latter transmission of an originally executed copy of any such document shall not invalidate any signature previously given by electronic transmission. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflict of laws principles.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment as of the date first above written.

                             WLR RECOVERY FUND II, L.P.

                                  By:   WLR Recovery Associates, II
                                        LLC, as its General Partner

                                  By: /s/ David H. Storper
                                      -----------------------
                                      David H. Storper
                                      Principal Member

                             WLR RECOVERY FUND III, L.P.

                                  By:   WLR Recovery Associates, III
                                        LLC, as its General Partner

                                  By: /s/ David H. Storper
                                      --------------------
                                      David H. Storper
                                      Principal Member

                             ZAPATA CORPORATION

                             By:  /s/  Leonard DiSalvo
                                  --------------------
                             Name:  Leonard DiSalvo
                             Title:    CFO

                             Witness   /s/ Scott Mulcahy
                                       -----------------